UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Philip Keipp resigned, effective June 12, 2015, as the Vice President, Chief Financial Officer and Secretary of Huttig Building Products, Inc. (the “Company”). Mr. Keipp, who joined the Company in July 2009, will assist in the orderly transition of his responsibilities.

In connection with Mr. Keipp’s resignation and his ongoing transition services, the Company and Mr. Keipp entered into a separation agreement pursuant to which, among other things, Mr. Keipp agreed to release the Company of claims and the Company agreed to pay Mr. Keipp severance of $20,710 per month in consideration for the provision of transition services to the Company from June 12, 2015, the last day of his employment, through December 31, 2015. The Company also agreed to amend certain restricted stock awards held by Mr. Keipp such that the following restricted stock awards will vest on the indicated dates: 23,334 shares on January 27, 2016, 20,000 shares on January 28, 2016 and 20,000 shares on January 29, 2016. All other unvested equity awards held by Mr. Keipp will be forfeited upon his termination of employment.

On May 29, 2015, the Board of Directors (the “Board”) of the Company appointed Jon P. Vrabely, the Company’s President and Chief Executive Officer, to the additional office of interim Chief Financial Officer effective June 12, 2015 until a permanent replacement for the Chief Financial Officer position has been identified. The Company has commenced a search for a new Chief Financial Officer.

Mr. Vrabely has served as President and Chief Executive Officer of the Company and as a member of the Board since January 2007. He served as Vice President, Chief Operating Officer of the Company from November 2005 to January 2007, as Vice President of Operations of the Company from December 2004 to November 2005 and as Vice President, Product Management of the Company from September 2003 to December 2004. Mr. Vrabely also served as Vice President of the Company’s Builder Resource operations from October 2002 until those operations were divested in February 2005. Additional information regarding Mr. Vrabely’s background and current compensation is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on March 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: June 2, 2015

/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer